THIRD AMENDMENT TO
OCEAN ENERGY, INC.
EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
MEMBERSHIP AGREEMENT

     WHEREAS, Ocean Energy, Inc. (the “Company”) and James T. Hackett (the “Employee”) have heretofore entered into a Membership Agreement, as amended (the “Agreement”), evidencing the terms and conditions of the Employee’s membership in the Ocean Energy, Inc. Executive Supplemental Retirement Plan (the “Plan”); and

     WHEREAS, the Company and Employee desire to amend the Agreement in certain respects, contingent on, and effective upon, the consummation of the transactions contemplated by the Agreement and Plan of Merger between Devon Energy Corporation, Devon NewCo Corporation and the Company dated as of February 23, 2003, as the same may be amended from time to time (the “Merger Agreement”);

     NOW, THEREFORE, the Company and Employee hereby agree that, effective as of the Effective Time, which, for purposes of this Amendment, shall have the meaning ascribed to it in the Merger Agreement, a new Section 6 is added to the Agreement to read as follows:

1.

“Notwithstanding anything in the Plan, this Agreement or Employee’s Employment Agreement with the Company to the contrary, Employee may elect, at any time prior to the commencement of his benefit under the Plan in an annuity form (whether or not Employee’s employment has terminated), to receive an amount equal to 95% of the Actuarial Equivalent (as such term is defined in the Plan on February 23, 2003) of his then vested Accrued Benefit in a single lump sum. Upon such election, the non-vested portion, if any, of Employee’s Accrued Benefit shall be forfeited and Employee shall cease to be a Member.”

2.

As amended hereby, the Agreement is specifically ratified and reaffirmed. If the Merger Agreement is terminated without the consummation of the transaction contemplated thereby, this Amendment shall be null and void and of no effect.

     EXECUTED this ___________________, 2003, effective for all purposes as of the Effective Time.

OCEAN ENERGY, INC.

By:__________________
Name:________________
Title:_________________

EMPLOYEE

__________________________
James T. Hackett